As filed with the Securities and Exchange Commission on June 24, 2026.

Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Constellium SE
(Exact name of registrant as specified in its charter)

France	98-0667516
(State or other jurisdiction of incorporation or organization)	(I.R.S Employer Identification Number)
300 East Lombard Street,
Suite 1710
Baltimore, MD 21202
(443) 420-7861
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Corporation Service Company
80 State Street
Albany, NY 12207-2543
+1 (302) 636-5400
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to:
Peter E. Devlin
Jones Day
250 Vesey Street
New York, NY 10281
(212) 326-3939

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.
If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities
Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities
Act, check the following box. ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D.
filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities
Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,”
“accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange
Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section
7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE
Constellium SE is filing this registration statement to replace its registration statement on Form F-3 (File
No. 333-278097), filed with the Securities and Exchange Commission on March 20, 2024 (the “Prior Registration
Statement”), because it determined on June 30, 2025 that it no longer qualified as a “foreign private issuer,” as determined by  Rule 405 under the Securities Act of 1933, as amended, and, as of January 1, 2026, became ineligible to use the Prior Registration Statement.

PROSPECTUS
Ordinary Shares
Constellium SE
(a Societas Europaea domiciled in France)
__________________________
Constellium SE may from time to time offer to sell our ordinary shares, nominal value €0.02 per share, which we refer to as the “shares” or the “ordinary shares.” Our ordinary shares are listed on the New York Stock
Exchange under the symbol “CSTM.”
From the date of this prospectus, we may offer ordinary shares from time to time in amounts, at prices and on terms determined by market conditions at the time of the offering.  We may sell or otherwise transfer the ordinary shares directly or alternatively through underwriters, broker-dealers or agents we select.  If we use underwriters, broker-dealers or agents to sell or transfer the ordinary shares, then we will name them and describe their compensation in a prospectus supplement.  For more information regarding the sales or transfers of ordinary shares pursuant to this prospectus, please read “Plan of Distribution.”
Investing in our ordinary shares involves risks. Please carefully consider the “Risk Factors” in “Item 1A.
Risk Factors” of our most recent Annual Report on Form 10-K incorporated by reference in this prospectus and the
“Risk Factors” section in any applicable prospectus supplement, for a discussion of the factors you should consider carefully before deciding to purchase these securities.
Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.
__________________________
The date of this prospectus is June 24, 2026.

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TABLE OF CONTENTS
Page

ABOUT THIS PROSPECTUS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	1
SUMMARY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	2
RISK FACTORS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	3
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS . . . . . . . . .	4
USE OF PROCEEDS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	5
DESCRIPTION OF CAPITAL STOCK . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	6
PLAN OF DISTRIBUTION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	36
LEGAL MATTERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	39
EXPERTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	39
ENFORCEMENT OF JUDGMENTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	39
WHERE YOU CAN FIND ADDITIONAL INFORMATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	41
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE . . . . . . . . . . . . . . . . . . . . . . . .	42
-1
ABOUT THIS PROSPECTUS
This prospectus is part of a shelf registration statement that we have filed with the U.S. Securities and
Exchange Commission (the “SEC” or the “Commission”) using a “shelf” registration process.  Under this shelf registration process, we may, from time to time, offer and sell or otherwise transfer the ordinary shares described in this prospectus and in an accompanying prospectus supplement, if required, in one or more offerings.  Unless the context indicates otherwise, when we refer to “Constellium SE” or the “Company” in this prospectus, we are referring to Constellium SE; when we refer to “we,” “our,” “us,” “Constellium,” or the “Group” in this prospectus, we are referring to Constellium SE together with its subsidiaries.
This prospectus provides you with a general description of the ordinary shares we may offer.  Each time we sell our ordinary shares using this prospectus, if and to the extent necessary, we will provide a prospectus supplement that will contain specific information about the terms of that offering, including the number or amount of shares being offered, the manner of distribution, the identity of any underwriters or other counterparties and other specific material terms related to the offering.  We may also add, update or change any of the information contained in this prospectus in a prospectus supplement, a free writing prospectus or in documents we incorporate by reference into this prospectus. To the extent that any statement that we make in a prospectus supplement, a free writing prospectus  or a document incorporated by reference into this prospectus is inconsistent with statements made in this prospectus, the statements made in this prospectus will be deemed modified, supplemental or superseded by those made in such prospectus supplement, free writing prospectus or document incorporated by reference, as applicable.
Accordingly, you should carefully read this prospectus, any prospectus supplement and any applicable free writing prospectus, together with additional information described under the heading “Incorporation By Reference,” before you invest in our ordinary shares.
We have not authorized anyone to provide any information other than that contained in or incorporated by reference into this prospectus and any applicable prospectus supplement or contained in any free writing prospectus prepared by or on behalf of us or to which we may have referred you.  We do not take any responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you.  We have not authorized any other person to provide you with different or additional information and are not making an offer to sell or transfer the ordinary shares in any jurisdiction where the offer or sale is not permitted.  You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus, regardless of the time of delivery of the prospectus or any sale of the ordinary shares.  Our business, financial condition, results of operations and prospects may have changed since the date on the front cover of this prospectus.
For investors outside of the United States, we have not done anything that would permit the offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States.  You are required to inform yourselves about and to observe any restrictions relating to the offering and the distribution of this prospectus outside of the United States.
-2
SUMMARY
This summary is a brief discussion of material information contained in, or incorporated by reference into, this prospectus, as further described under “Where You Can Find More Information” and “Incorporation by
Reference.” This summary does not contain all of the information that you should consider before investing in ordinary shares being offered by this prospectus. We urge you to carefully read this entire prospectus, the documents incorporated by reference into this prospectus and any applicable prospectus supplement relating to the ordinary shares that you propose to buy, especially any description of investment risks that we may include in any applicable prospectus supplement or in documents incorporated by reference in this prospectus.
The Company
We are a global leader in the development, manufacture and sale of a broad range of high value-added specialty rolled and extruded aluminum products to the aerospace, space, defense, packaging, automotive, commercial transportation and general industrial end-markets. Our business model is to add value by converting aluminum into semi-fabricated and in some instances fully-fabricated alloyed aluminum products which meet stringent and performance-critical requirements from our customers. Our product portfolio generally commands higher margins as compared to less differentiated, more commoditized aluminum products. Our business model aims to pass through aluminum price exposure by pricing our products to include the cost of the metal purchased and hedging any remaining exposure to achieve aluminum price neutrality.
Our portfolio of flexible, integrated and strategically located facilities is well invested, technologically advanced and competitively positioned. We believe that we are a critical supplier to many of our customers given our world-class technological and R&D capabilities, our intellectual property and more than 50 years of manufacturing experience. Many of our products are technically advanced, requiring long and complex qualification processes as well as the need for close customer collaborations including joint product development. We believe that our strategic footprint, differentiated capabilities, technically advanced product portfolio, integrated approach and long-standing customer relationships are difficult to replicate and support our competitive position.
Our principal U.S. executive office is 300 East Lombard Street, Suite 1710, Baltimore, MD 21202 and our
telephone number is (443) 420-7861.  The address for our agent for service of process in the United States is
Corporation Service Company, 80 State Street, Albany, New York 12207-2543, and its telephone number is + 1
(302) 636-5400.
-3
RISK FACTORS
Investing in our ordinary shares involves risks. Before making a decision to invest in our ordinary shares, you should carefully consider the risks described under “Risk Factors” in any prospectus supplement and in our most recent Annual Report on Form 10-K, and in any updates to those risk factors in our Quarterly Reports on
Form 10-Q or our Current Reports on Form 8-K incorporated herein or in any prospectus supplement, together with all of the other information appearing or incorporated by reference in this prospectus and any prospectus supplement, in light of your particular investment objectives and financial circumstances. The risks and uncertainties that we discuss in any document incorporated by reference in this prospectus are those that we believed as of the date of the document to be risks which may materially affect us. Additional risks and uncertainties not then known to us or that we then believed to be immaterial also may materially and adversely affect our business, financial condition and results of operations.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and the documents incorporated in it by reference contain “forward-looking statements”
with respect to our business, results of operations and financial condition, and our expectations or beliefs concerning future events and conditions.  You can identify certain forward-looking statements because they contain words such as, but not limited to, “anticipates,” “believes,” “could,” “estimates,” “expects,” “forecasts,” “intends,” “likely,”
“may,” “plans,” “should,” “targets,” “will,” or “would,” and similar expressions (or the negative of these terminologies or expressions).  Forward-looking statements do not relate strictly to historical or current facts and reflect management’s current assumptions, beliefs, expectations, objectives, plans and projections about the future, including with respect to our business, results of operations and financial condition. Accordingly, forward-looking statements are subject to uncertainties, risks and changes that are difficult to predict and many of which are outside of our control. Such factors include, but are not limited to:
•market competition;
•global or regional economic downturns or adverse changes in industry-specific conditions, including the impacts of tax and tariff programs, inflation, foreign currency exchange, and industry consolidation;
•disruption to business operations;
•natural disasters, including severe flooding and other weather-related events;
•geopolitical tensions and conflicts, including the ongoing conflict between Russia and Ukraine and the ongoing conflict involving the United States, Israel and Iran;
•the inability to meet customer demand and quality requirements;
•the loss of key customers, suppliers or other business relationships;
•supply disruptions;
•excessive inflation;
•potential capacity constraints or lack of effectiveness of our hedging policy activities;
•the loss of key employees;
•levels of indebtedness that could limit our operating flexibility and opportunities; and
•other business or investment considerations that may be disclosed from time to time in our SEC filings or in other publicly disseminated written documents.
We caution you that the foregoing list may not contain all of the factors that are important to you.  In addition, in light of these risks and uncertainties, the matters referred to in the forward-looking statements contained in this prospectus and the documents incorporated in it by reference may not in fact occur.  We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as required by law.

USE OF PROCEEDS
Unless we state differently in the applicable prospectus supplement, we expect to use the net proceeds we receive from the sale of the ordinary shares offered by us pursuant to this prospectus and any applicable prospectus supplement for general corporate purposes, which could include, in addition to funding operations, acquisitions and other transactions.  We will not receive proceeds from the sale of ordinary shares by persons other than us except as may otherwise be stated in any applicable prospectus supplement.

DESCRIPTION OF CAPITAL STOCK
This section of the prospectus includes a description of the material terms of the Company’s Articles of
Association as of the date of this prospectus and of specific provisions of the French Code de commerce, which governs the rights of holders of the Company’s ordinary shares, which we refer to as the “French Commercial
Code.” The following description is intended as a summary only and is qualified in its entirety by reference to the complete text of the Articles of Association, which is filed as Exhibit 3.1 to the registration statement of which this prospectus is a part. We urge you to read the full text of that exhibit.
General
The Company’s number with the Paris Trade and Companies Register is 831 763 743. According to the
Articles of Association, the object of the Company, directly or indirectly, in any form, in France and in all countries, is:
•to incorporate, to participate in, to finance, to collaborate with, to manage, to supervise businesses, companies and other enterprises and to provide advice and other services;
•to acquire, use and/or assign industrial and intellectual property rights and real property;
•to finance and/or acquire companies and any businesses;
•to borrow, to lend and to raise funds, including through the issue of bonds, debt instruments or other securities or evidence of indebtedness, as well as to enter into agreements in connection with the aforementioned activities;
•to invest funds;
•to provide guarantees and security for debts of legal persons or of other companies with which the
Company is affiliated in a Group or for the debts of third parties; and
•to undertake all that which is connected to the foregoing or in furtherance thereof, all of the above being understood in the broadest sense of the words.
Outstanding Capital Stock
As of March 31, 2026, the Company’s issued and paid-up share capital amounted to €2,936,397.68 consisting of 146,819,884 ordinary shares, each with a nominal value of €0.02, all of the same class, out of which
136,150,450 were outstanding and 10,669,434 were treasury shares.
French law does not recognize the concept of authorized capital, and any capital increase must be expressly authorized at an extraordinary shareholders’ meeting of the Company (including by way of delegation granted to the
Board of Directors).
Each ordinary share is entitled to one vote, except for treasury shares which do not have voting rights.
Form of Shares
Pursuant to the Articles of Association, our ordinary shares are available in the form of an entry in a share register without issuance of a share certificate, and may be registered either on the U.S. register (the “U.S. Register”)
maintained by our transfer agent, Computershare Trust Company, N.A. (“Computershare”), or on accounts maintained in France in accordance with French requirements (such accounts being collectively referred to as the
“French Register”).

The U.S. Register
Shares registered on the U.S. Register are held either in the name of Cede & Co., acting on behalf of the
Depositary Trust Company (“DTC”), or directly in the name of shareholders. Only shares registered on the U.S.
Register in the name of Cede & Co., for which DTC maintains ownership records, are eligible for direct trading on the New York Stock Exchange (“NYSE”). Shares that are held directly in the name of shareholders may be moved to banks or brokers in order to access trading on the NYSE. Shares registered on the U.S. Register are in bearer (“au porteur”) form for purposes of French law.
The ordinary shares of Constellium SE are admitted to the operations of the central depositary Euroclear
France. Uptevia (formerly CACEIS Corporate Trust) acts in France as registered intermediary (“intermédiaire inscrit”) for the account of the owners of the shares registered on the U.S. Register in accordance with articles L.
228-1 et seq. of the French Commercial Code.
The French Register
Shares registered on the French Register may be in “au nominatif” form (i.e., registered on an account maintained by or on behalf of the Company) or in “au porteur” form (i.e., registered on an account maintained by an authorized intermediary in accordance with Article L. 211-3 of the French code monétaire et financier to comply with French requirements). With respect to shares held in “au nominatif” form, each shareholder may elect to give instructions directly to the issuer or its agent (“au nominatif pur”) or through an authorized intermediary with which it has opened a securities account (“nominatif administré”). The accounts on which shares are held in any such forms (“nominatif pur,” “nominatif administré,” “au porteur”) are collectively referred to as the French Register.
Each shareholder has the option to have its shares registered on the U.S. Register or on the French Register and, in the latter case, to have its shares held in “au nominatif” or in “au porteur” form.
Any shareholder seeking to transfer its shares from one register to another will have to give proper instructions, at its own cost, to its broker or the Company, as the case may be.
Restrictions on Share Transfer and Ownership
Our ordinary shares are freely transferable except as otherwise restricted under U.S. or other applicable laws, which may include securities laws, antitrust laws or laws restricting foreign investment. Under current French laws and regulations related to foreign investments, the acquisition, directly or indirectly, of 25% or more of the voting rights of a French company by a non-French investor, or a French investor domiciled outside of France or controlled by one or more of the former, is subject to prior approval of the French Ministry of the Economy, if the company is involved, even occasionally, in activities which may impact public order, public security or national defense interests. Certain activities of certain French subsidiaries of Constellium SE may qualify as such activities and, therefore, the acquisition, directly or indirectly, of 25% or more of the voting rights of Constellium SE may require such prior approval.
Issuance of Ordinary Shares
As indicated under “—Form of Shares” above, our shares may be held in either registered (“au nominatif”)
or bearer (“au porteur”) form, at the shareholder’s discretion.
Shares must be issued for a subscription price at least equal to their nominal value, which must be fully paid unless otherwise agreed. Shares paid in cash must be paid up to at least 25% of their nominal value and, as the case may be, the whole of any issue premium at the time of issuance.
In order to be traded on the NYSE, shares must be held through a participant in the system managed by
DTC. To that end, shares that are DTC-eligible are recorded in the U.S. Register maintained by Computershare. The
U.S. Register includes all shares traded on the NYSE as well as the shares registered directly in the name of a shareholder on the U.S. Register.

Shares recorded in the U.S. Register are in bearer (“au porteur”) form, meaning that a registered intermediary for the account of our beneficial owners (the “French Intermediary”) is registered in France for the account of the owners of the shares registered on the U.S. Register in accordance with articles L. 228-1 et seq. of the
French Commercial Code.
Shares other than those recorded in the U.S. Register are recorded on the French Register. Such  shares may not be traded on the NYSE (see “—Form of Shares” above). Any shareholder wishing to hold its shares on one or another register shall, at its own expense, provide instructions to this end to its account holder or to the Company, as applicable.
As a French company that has listed securities in the United States, we are subject to U.S. securities laws and regulations regarding trading in the Company’s ordinary shares and certain other matters. Under U.S. securities laws and regulations, persons are prohibited from trading on the basis of material, non-public information. We apply the Company’s Insider Trading Policy consistent with U.S. laws and regulations and make this policy available to our directors and employees to whom these laws and regulations may apply. The rules on insider dealing, unlawful disclosure of inside information and market manipulation under Regulation (EU) No 596/2014 of the European
Parliament and of the Council of April 16, 2014 on market abuse (and the texts adopted for its implementation)
apply to the Company as an issuer of debt securities that are admitted to trading on the Euro MTF market of the
Luxembourg Stock Exchange.
Rights of Shareholders and Shareholders’ Meetings
Under French law and in general, each shareholder is entitled to one vote per share at any general shareholders’ meeting unless the Articles of Association provide otherwise. A general shareholders’ meeting is held annually to, among other things, approve the annual financial statements. General shareholders’ meetings (including annual meetings) can be ordinary and/or extraordinary, depending upon the resolutions submitted to the vote.
At an extraordinary general shareholders’ meeting (which votes upon any proposal to change the Articles of Association, including any change in the rights of shareholders), the requisite  majority is 2/3 of the votes validly cast. The quorum necessary for such a meeting to be validly held on the date set by the first convening notice is 1/4 of the voting shares. If this quorum is not reached, then a second meeting is convened with an agenda identical to the first meeting. If the quorum at the second meeting is not reached, then the second meeting can be postponed to a date no later than two months after the date on which the second meeting was convened. The quorum for such second or postponed meeting, as the case may be, to be validly held is 1/5 of the voting shares.
At an ordinary shareholders’ meeting (which votes upon any proposal within the competence of a general shareholders’ meeting other than an extraordinary shareholders’ meeting, such as approval of annual financial statements or appointment of directors), the requisite majority is a simple majority (more than 50%) of the votes validly cast. The quorum necessary for such a meeting to be validly held on the date set by the first convening notice is 1/5 of the voting shares. If this quorum is not reached, then a second meeting is convened with an agenda identical to the first meeting and no quorum is required for such second meeting.
Special meetings would bring together the holders of shares of a specified class (if any were to be created)
to vote on an amendment to the rights relating to the shares of such class. A majority at special meetings would be
2/3 of the votes validly cast. The quorum necessary for such a meeting to be validly held on the date set by the first convening notice would be 1/3 of the voting shares, and, if such quorum is not met, the quorum would be 1/5 of the voting shares for the meeting held on the date set by the second convening notice or in the case of postponement of the second meeting.
Except as otherwise provided in the meeting materials made available to the shareholders whose shares are registered on the U.S. Register, the votes cast at the shareholders’ meetings do not include votes attaching to shares in respect of which the shareholder did not vote or abstained or returned a blank or spoilt ballot paper (save for blank proxies which are deemed granted to the chairman of the meeting under French law).

The Articles of Association do not provide for cumulative voting. In accordance with the provisions of the
French Commercial Code applicable as of the date hereof, the right to participate in, and vote at, a shareholders’
meeting is granted to all the shareholders whose shares are fully paid up and for whom a right to attend and vote at a shareholders’ meeting has been established by registration of their shares in their names or names of the authorized intermediary acting on their behalf on the fifth business day prior to the shareholders’ meeting at 0:00 (zero hour)
(Paris time) (the “French Record Date”), either in the registered (“au nominatif”) shares accounts held by the
Company (or an agent acting on its behalf) or in the bearer (“au porteur”) shares accounts held by the authorized intermediary.
Shareholders holding shares registered on the U.S. Register (which include all shares which are listed on the NYSE, held through a DTC participant, and shares directly recorded in the name of shareholders with
Computershare) vote through the following process:
•their voting instructions are transmitted to the Company via the French Intermediary, acting as intermediary for the account of all shareholders registered on the U.S. Register, in accordance with articles L. 228-1 et seq. of the French Commercial Code;
•the French Record Date is set:only the shareholders as of the French Record Date have the right to participate in, and vote at, a shareholders’ meeting;
•an additional record date is set for all shareholders registered on the U.S. Register, which date is generally on or about the 50th day before the meeting, subject to approval by the Board of
Directors (the “U.S. Record Date”): the meeting materials are mailed to the shareholders whose shares are registered on the U.S. Register as of the U.S. Record Date; and
•shareholders who purchase shares between the U.S. Record Date and the French Record Date are entitled to participate in, and vote at, the shareholders’ meeting as long as they continue to be shareholders on the French Record Date. Given the short time between the French Record Date and the shareholders’ meeting date, shareholders as of the French Record Date who become shareholders subsequent to the U.S. Record Date may not have received the notices and information received by shareholders holding shares registered on the U.S. Register as of the U.S.
Record Date. To the extent that shareholders as of the U.S. Record Date have sent voting instructions and sold or otherwise transferred their shares as of the French Record Date, such voting instructions will be invalidated or modified by the Company, whichever is applicable, in accordance with the relevant provisions of the French Commercial Code.
Shareholder Proposals and Action by Written Consent
Pursuant to French law, the Board of Directors is required to convene an annual ordinary general meeting of shareholders for approval of the annual financial statements. This meeting must be held within six months after the end of each prior fiscal year.
The Board of Directors may also convene an ordinary or extraordinary meeting of shareholders upon proper notice at any time during the year. If the Board of Directors fails to convene a shareholders’ meeting, then the auditors may call the meeting. In a bankruptcy, the liquidator or court-appointed agent may also call a shareholders’
meeting in some instances. Any of the following may request the court to appoint an agent to convene a shareholders' meeting (subject to establishing that such request is in furtherance of the corporate interest):
•one or several shareholders holding at least 5% of the share capital; or
• any interested party or the worker’s committee in cases of urgency.
Shareholders holding a majority of the capital or voting rights after a public take-over bid or exchange offer or the transfer of a controlling block of shares may also convene a shareholders’ meeting. In general, shareholders can only take action at shareholders’ meetings on matters listed on the agenda for the meeting. As an exception to this rule, shareholders may take action with respect to the dismissal and appointment of directors, whether or not the resolution was listed on the agenda for the meeting.
Under French law, proposals of additional resolutions to be submitted for approval by the shareholders at the shareholders’ meeting may be submitted to the Board of Directors within the legal time limit (which is no later than 20 days from the publication of the convening notice (avis de réunion) and no later than 25 days prior to the date of the shareholders’ meeting) by one or several shareholders holding a specified percentage of shares. The convening notice (avis de réunion) must be published in France with the BALO at least 35 days before the date of the shareholders’ meeting and can be consulted at https://www.journal-officiel.gouv.fr/balo/. As the U.S. Record
Date is generally on or about the 50th day before the shareholders’ meeting and the meeting materials are mailed to the shareholders registered on the U.S. Register shortly thereafter, shareholders wishing to submit proposals of additional resolutions should consider submitting them before receiving the meeting materials, otherwise they may have insufficient time for submission of any such resolution. The percentage of shares required to be held by one or several shareholders to be able to submit proposals of additional resolutions depends on the amount of the share capital of the Company; based on the Company’s issued share capital of €2,936,397.68 as of March 31, 2026, this percentage would be 2.88%. Further disclosure regarding shareholder proposals and the annual ordinary general meeting are set forth in the Company’s annual proxy materials.
Under French law, shareholders’ action by written consent is not permitted in a Societas Europaea.
Shareholder Suits
French law provides that a shareholder, or a group of shareholders, may initiate a legal action to seek indemnification from the Chief Executive Officer (“CEO”) and/or the directors of a company in the company’s interest if the company fails to bring such legal action itself. If so, any damages awarded by the court are paid to the company and any legal fees relating to such action are borne by the relevant shareholder or the group of shareholders. The plaintiff must remain a shareholder throughout the duration of the legal action. There is no other case under French law where shareholders may initiate a derivative action to enforce a right of a company.
A shareholder may alternatively or cumulatively bring an individual legal action against the CEO and/or the directors, provided that the shareholder has suffered distinct damages from those suffered by the company. In this case, any damages awarded by the court are paid to the relevant shareholder.
Repurchase of Shares; Preemptive Rights; Shareholder Vote on Certain Reorganizations
Under French law, a private company (which the Company is considered to be for French law purposes so long as its shares are not listed on an EU-regulated market) may not subscribe for newly issued shares in its capital but may, however, acquire its own shares, under a shareholders’ authorization up to the 10% of the share capital
(effective for a period of up to 12 months), with a view to allocating the repurchased shares:
•within one year of the repurchase, to employees and corporate officers of the company and its affiliates, under a profit-sharing, free share or share option plan or other share allocation;
•within two years of the repurchase, as payment or in exchange for assets acquired by the company in connection with a potential acquisition, merger, demerger or contribution-in-kind transaction, not to exceed 5% of the share capital;
•within five years from the repurchase, to shareholders willing to purchase the shares as part of a sale process organized by the company.
The repurchased shares not used for one of the above-mentioned purposes and within the above-mentioned timeframes are automatically cancelled. As of the date hereof, the Company has in place a shareholders’
authorization to the Board of Directors to purchase its own shares.
Also, under French law, a private company (which the Company is considered to be for French law purposes so long as its shares are not listed on an EU-regulated market) may acquire its own shares, without shareholder approval, with a view to allocating the repurchased shares, within one year of the repurchase, to employees and corporate officers of the company and its affiliates under a free share or share option plan or other share allocation.
For the avoidance of doubt, any allocations of repurchased shares to a profit-sharing, free share or share option plan or other share allocation are subject to applicable limits under the Constellium SE 2013 Equity Incentive
Plan (as amended from time to time, the “Plan”).
In any case, the number of its own shares owned by the Company and held in treasury cannot exceed 10%
of a total of the Company’s issued shares at any given time. Treasury shares have no voting rights and are not entitled to receive dividends.
The Company may also acquire its own shares to reduce its share capital, provided that such decision is not driven by losses and that a purchase offer is made to all shareholders on a pro rata basis, with the approval of the shareholders at the extraordinary general meeting determining the capital reduction.
Under French law, in case of issuance of additional shares or other securities giving the right, immediately or in the future, to new shares for cash or set-off against cash debts, the existing shareholders have preferential subscription rights to such securities on a pro rata basis unless such rights are waived by a two-thirds majority of the votes held by the shareholders present, represented by proxy or voting by mail at the extraordinary meeting deciding or authorizing the capital increase. If such rights are not waived by the extraordinary general meeting, each shareholder may individually exercise or assign its preferential rights, or may choose not to exercise such rights. No such rights exist with respect to treasury shares.
Generally, under French law, completion of a legal merger (fusion), demerger (scission), dissolution, sale, lease or exchange of all or substantially all of a company’s assets requires:
• the approval of the Board of Directors; and
• the approval by a two-thirds majority of the votes held by the shareholders present, represented by proxy or voting by mail at the relevant meeting, or in the case of a legal merger (fusion) with a non-EU company, approval of all the shareholders of the company.
Anti-Takeover Provisions and Shareholder Disclosure Thresholds
Anti-Takeover Provisions
French law does not contain provisions restricting the ability to change the composition of the Board of
Directors following a change of control.
French law allows shareholders at general meetings to delegate the authority to the Board of Directors to issue shares or warrants to subscribe for shares, including subsequent to the announcement of a takeover offer for the Company, which may make it more difficult for a shareholder to obtain a control position.
Crossing of Threshold Notifications
According to the Articles of Association, any natural persons or legal entities acting alone or in concert, who come to own, directly or indirectly, a number of shares equal to or greater than 5%, 10%, 15%, 20%, 25%,
30%, 33 1/3%, 50%, 66 2/3% or 90% of the total number of shares or voting rights must, within five (5) trading days after the shareholding threshold is crossed, upwards or downwards, notify the Company, by certified letter with acknowledgment of receipt, of the total number of shares or voting rights that they own alone, directly or indirectly, or in concert.
The notification must specify (i) the number of securities held giving deferred rights to the shares to be issued and the corresponding voting rights and (ii) the number of shares already issued or the voting rights they may acquire.

Furthermore, according to the Articles of Association, any persons or entities who hold a number of shares equal to or greater than 10%, 15%, 20% or 25% of the total number of shares or voting rights in the Company shall inform the Company of the objectives they intend to pursue over the six months to come. In such case, the notification must specify (i) whether the shareholder is acting alone or in concert, (ii) whether the shareholder plans to discontinue or continue their purchase, (iii) whether the shareholder plans to acquire control of the Company, and
(iv) whether the shareholder plans to request their appointment or that of another person as director.
Any persons or entities who continue to hold a number of shares or voting rights equal to or greater than the fractions described above must renew their statement of intent, in compliance with the aforementioned terms, every six months.
The Company reserves the right to share with the public and shareholders either the objectives that it has been notified of, or the relevant person’s failure to comply with the aforementioned obligation. These obligations are in addition to any reporting requirements that may be imposed by Sections 13(d) or 13(g) of the Exchange Act.
For the application of the preceding subparagraphs, the shares or voting rights listed in paragraphs one to eight of Article L. 233-9 I of the French Commercial Code shall be considered equivalent to the shares or voting rights held by a shareholder.
Mandatory Takeover Offer
According to the Articles of Association, any natural or legal persons, acting alone or in concert under
Article L. 233-10 of the French Commercial Code, who come into possession, other than following a voluntary takeover bid, directly or indirectly, of more than 30% of the capital or voting rights of the Company, is required to file a draft takeover offer for all the capital and securities granting access to the capital or voting rights, and on terms that comply with applicable U.S. securities laws, the rules and regulations of the SEC and applicable NYSE rules.
The same requirement applies to natural or legal persons, acting alone or in concert, who directly or indirectly own between 30% and 50% of the total number of equity securities or voting rights of the Company and who, in less than twelve consecutive months, increase their holding, in capital or voting rights, of at least 1% of the total number of equity securities or voting rights of the Company.
When a draft offer is submitted, the price proposed must be at least equal to the highest price paid by the offeror, acting alone or in concert within the meaning of Article L. 233-10 of the French Commercial Code, over a period of twelve months preceding the event giving rise to the obligation to submit the draft offer.
In the event of a clear change in the characteristics of the Company, if the market for its securities so justifies or in the absence of a transaction by the offeror, acting alone or in concert, over the Company’s shares during the twelve-month period mentioned in the first paragraph, the price will be fixed by an expert appointed in accordance with Article 1592 of the French Civil Code and determined according to objective evaluation criteria customarily  used, the characteristics of the Company and the market for its securities.  The expert is  required to take into account, in its assessment, the criteria identified by the Autorité des Marchés Financiers (the “AMF”) and
the French courts.
The obligation to file a draft public offer does not apply if the person or persons concerned justify to the
Company the satisfaction of one of the conditions listed in Articles 234-7 and 234-9 of the AMF General
Regulations. In the event of disagreement between the parties, an expert is  appointed by the president of the commercial court, ruling in the form of interim relief, for the purpose of determining whether or not it is necessary to file a draft public offer.  The expert is  required to apply the relevant provisions of the AMF General Regulations as well as the criteria issued by the AMF and the French courts.
Any breach of the obligation to file a takeover offer  as provided in the Articles of Association may give rise to claims for damages or, as the case may be, action for injunctive relief.

Dividends
Our Board of Directors periodically explores the potential adoption of a dividend program. Any proposal of our Board of Directors to declare and pay future dividends to holders of our ordinary shares will be at the discretion of our Board of Directors and will depend on many factors, including our financial condition, earnings, capital requirements, level of indebtedness, statutory obligations, future prospects and contractual restrictions applying to the payment of dividends and other considerations that our Board of Directors considers to be relevant. The Board of
Directors has no current intention to adopt a dividend program, and no assurances can be made that any future dividends will be paid on the ordinary shares.
Under French law, dividends are approved by the shareholders at a shareholders’ meeting. All calculations to determine the amounts available for dividends or other distributions will be based on our statutory financial statements which are, as a holding company, different from our consolidated financial statements and which are prepared in accordance with French generally accepted accounting principles because the Company is a French company. Dividends may only be paid by a French Societas Europaea (an SE), such as the Company, out of
“distributable profits,” plus any distributable reserves and “distributable premium” that the shareholders decide to make available for distribution, other than those reserves that are specifically required by law to be maintained.
“Distributable profits” consist of the unconsolidated net profits of the relevant company for each fiscal year, as increased or reduced by any profit or loss carried forward from prior years.
“Distributable premium” refers to the contribution paid by the shareholders in addition to the par value of their shares for their subscription that the shareholders decide to make available for distribution.
The Board of Directors may approve the distribution of interim dividends before the approval by the shareholders of the financial statements for the relevant fiscal year when the interim balance sheet, established during or at the close of such year and certified by the auditors, reflects that the company has earned distributable profits since the close of the previous fiscal year, after recognizing the necessary depreciation and provisions and after deducting prior losses, if any, and the sums to be allocated to reserves, as required by French law and the
Articles of Association, and including any retained earnings. The amount of such interim dividends may not exceed the amount of the profit so defined. The distribution of interim dividends decided by the Board of Directors must be ratified by the next shareholders’ meeting. In addition, restrictions contained in agreements governing the
Company's indebtedness may limit our ability to pay dividends on the Company's ordinary shares and the ability of the Company’s  subsidiaries to pay dividends to the Company. Future indebtedness that the Company  may incur may contain similar restrictions.
According to the Articles of Association, distributions payable in cash are to be approved in euros and paid
(i) in euros for the holders of shares under the French Register and (ii) in U.S. dollars for the holders of shares under the U.S. Register. For the purposes of the payment of the dividend in dollars, the general shareholders’ meeting or, as the case may be, our Board of Directors, may set the reference date to be considered for the euro/U.S. dollar exchange rate.
Dividends (if any) shall be paid within nine months after the end of the fiscal year. Cash dividends and other distributions that have not been collected within five years after the date on which they became due and payable will revert to the French State.
French exchange control regulations currently do not limit the amount of payments that we may remit to non-residents of France. Laws and regulations concerning foreign exchange controls do require, however, that all payments or transfers of funds made by a French resident to a non-resident be handled by an accredited intermediary, who would be required to comply with relevant laws in making such payments or transfers.

Liquidation Rights and Dissolution
In the event of dissolution and liquidation of the Company, and after the Company has paid all debts and liquidation expenses, all assets available for distribution shall be distributed to holders of the Company’s ordinary shares pro rata based on the amount paid upon the shares held by such holders.
Differences in Corporate Law
We are incorporated under the laws of France.  The following discussion summarizes material differences between the rights of holders of our ordinary shares and the rights of holders of the common stock of a typical corporation incorporated under the laws of the state of Delaware, which result from differences in governing documents and the laws of France and Delaware.
This discussion does not purport to be a complete statement of the rights of holders of our ordinary shares under applicable French law and our Articles of Association or the rights of holders of the common stock of a typical corporation under applicable Delaware law and a typical certificate of incorporation and bylaws.

Delaware	France
Duties of directors
The board of directors of a Delaware corporation bears
the ultimate responsibility for managing the business
and affairs of a corporation.  There is generally only
one board of directors.
In discharging this function, directors of a Delaware
corporation owe fiduciary duties of care and loyalty to
the corporation and to its shareholders.  The duty of
care generally requires that a director act in good faith,
with the care that an ordinarily prudent person would
exercise under similar circumstances.  Under this duty,
a director must inform himself of all material
information reasonably available regarding a
significant transaction.  The duty of loyalty requires
that a director act in a manner he reasonably believes to
be in the best interests of the corporation.  Directors
must not use their corporate position for personal gain
or advantage.  In general, but subject to certain
exceptions, actions of a director are presumed to have
been made on an informed basis, in good faith and in
the honest belief that the action taken was in the best
interests of the corporation.  However, this
presumption may be rebutted by evidence of a breach
of one of the fiduciary duties.  Delaware courts have
also imposed a heightened standard of conduct upon
directors of a Delaware corporation who take any
action designed to defeat a threatened change in control
of the corporation.
In addition, under Delaware law, when the board of
directors of a Delaware corporation approves the sale
or break-up of a corporation, the board of directors
may, in certain circumstances, have a duty to obtain the
highest value reasonably available to the shareholders.

In France, a company organized as a “Societas
Europaea” can have a two-tier board structure: a
management board comprising managing directors
(Directoire) and a supervisory board comprising the
non-executive directors (Conseil de Surveillance), or a
single-tier board of directors (Conseil d’Administration).
The single-tier board of directors of such French
company will be comprised of non-executive directors
and, if any, executive directors.
Under French law, the board of directors supervises the
management of the executive officers, sets the
guidelines for a company’s activities and oversees their
implementation.  Subject to the powers expressly
assigned by law to the shareholders’ meetings and
within the limit of the corporate purpose, the board of
directors hears any issue relevant to the company’s
operation and, by means of its deliberations, settles the
matters of concern to it, taking into consideration the
social and environmental impact of the company’s
activity.  The board of directors proceeds with the
controls and checks what it deems advisable.  In
addition, the board of directors exercises the special
powers conferred on it by law
As of the date of this document, we have a single-tier
Board of Directors consisting of one executive director
(the CEO) and ten non-executive directors, two of whom
are employee directors appointed to our Board of
Directors by, respectively, the French Group Works
Council and the European Works Council.

Delaware	France

Under French law, each director has a duty towards the
company to properly perform his/her duties.
Furthermore, each director has a duty to act in the
corporate interest of the company.
The corporate interest extends to the interests of all
corporate stakeholders, such as shareholders, creditors,
employees, customers and suppliers.
The company is bound vis-à-vis third parties by the
actions of its board of directors, even if such actions are
not in line with the corporate purpose, unless it can be
proven that the third party knew that the action exceeded
that purpose or that the third party could not have been
unaware of such excess in light of the circumstances;
publication of the articles of association (which, under
French law, include a description of the corporate
purpose) does not per se constitute such proof.
Any board resolution regarding a change in the
company’s Articles of Association requires
shareholders’ approval or ratification.  The board of
directors may decide in its sole discretion, within the
confines of French law and the Articles of Association,
to incur additional indebtedness subject to any
contractual restrictions pursuant to existing financing
arrangements.
Under French law, there is no obligation for directors to
hold shares in the company unless required by the
articles of association.  According to our Articles of
Association, there is no such obligation.  However, the
Company adopted internal Share-Ownership Guidelines
(“SOGs”) to encourage minimum levels of the
Company’s share ownership by its executive director
(CEO) and by those of its non-executive directors who
receive compensation in such capacity.

Delaware	France
Director terms
The Delaware General Corporation Law generally
provides for a one-year term for directors, but permits
directorships to be divided into up to three classes with
up to three-year terms, with the years for each class
expiring in different years, if permitted by the certificate of incorporation, an initial bylaw or a bylaw adopted by
the shareholders. A director elected to serve a term on a
“classified” board may not be removed by shareholders
without cause, except as otherwise provided in the
certificate of incorporation. There is no limit to the
number of terms a director may serve.

Under French law, a director of a company is appointed
for a maximum term of six years. In practice, the articles
of association set the directors’ precise term.
According to the Articles of Association, the term of
office of the Company’s directors is three years and can
be renewed without limitation.  Directors may be
appointed for a shorter term so that the renewal of the
directors’ terms of office may be spread out over time.
According to the Articles of Association, the number of
directors who are more than seventy-five years old may
not exceed one third of the directors in office, and, if this limit is exceeded during the terms of office, the oldest
director shall automatically be considered to have
resigned at the close of the next general meeting.
According to the Articles of Association, the Chairman
of the Board of Directors cannot be older than seventy-
five years.  If the Chairman of the Board of Directors
reaches this age limit during his or her term as
Chairman, he or she is automatically deemed to have
resigned from such position.  His or her mandate would
extend however, until the next meeting of the Board of
Directors during which his or her successor is appointed.
As set forth in the Articles of Association, the Board of
Directors also comprises two employee directors whose
term of office is also three years, renewable.

Delaware	France
Director election and vacancies
The Delaware General Corporation Law provides that
vacancies and newly created directorships may be filled
by a majority of the directors then in office (even
though less than a quorum) or by a sole remaining
director unless (a) otherwise provided in the certificate
of incorporation or bylaws of the corporation or (b) the
certificate of incorporation directs that a particular class of stock is to elect such director, in which case a
majority of the other directors elected by such class, or
a sole remaining director elected by such class, will fill
such vacancy.

Under French law, new members of the board of
directors of a company are appointed by the general
meeting of shareholders by a simple majority. The board
of directors which convenes the shareholders’ meeting
proposes candidates; shareholders may also propose
candidates under certain conditions. The shareholders at
the meeting may vote for other candidates than those
proposed on the agenda, by a simple majority.
Vacancies on the board of directors occurring between
shareholders’ meetings may be filled at a board meeting
by a majority of the remaining directors, subject to
ratification at the next shareholders’ meeting.
According to the Articles of Association, the first
employee director is appointed by the French Group
Works Council and the second by the European Works
Council. In the event of a vacancy in a seat of an
employee director, the vacant seat is filled in by an
employee designated in the same way as the replaced
employee director.

Delaware	France
Conflict of interest transactions
Under the Delaware General Corporation Law, an act or
transaction between a corporation and its directors or
officers may not be the subject of equitable relief, or
give rise to an award of damages, if: (1) the material
facts as to the director’s or officer’s relationship or
interest are disclosed or are known to all members of
the board of directors or a committee of the board, and
the board or committee in good faith and without gross
negligence authorizes the act or transaction by the
affirmative votes of a majority of the disinterested
directors, even though the disinterested directors be less
than a quorum (provided that if a majority of directors
are not disinterested, a committee of at least two
disinterested directors must approve the act or
transaction); (2) the act or transaction is approved or
ratified by an informed, uncoerced, affirmative vote of a
majority of the votes cast by the disinterested
stockholders; or (3) the act or transaction is fair as to the corporation and the corporation’s stockholders.
Common or interested directors may be counted in
determining the presence of a quorum at a meeting of
the board of directors or of a committee which
authorizes the act or transaction.

Pursuant to French law and the Articles of Association
any agreement between (directly or through an
intermediary) a company and any of its directors, its
executive corporate officers (“Directeur Général” or any
“Directeur Général Délégué”), its shareholders holding
more than 10% of its voting rights or companies
controlling such shareholders, that is not entered into (i)
in the ordinary course of business and (ii) under normal
terms and conditions, is subject to a prior authorization
of the board of directors, excluding the participation and
vote of the interested director. Such agreement is also
described in a special report of the statutory auditors to
the shareholders and subject to approval at the next
ordinary shareholders’ meeting (by a simple majority),
excluding the votes of any interested persons.
The foregoing requirements also apply to agreements
between the company and another entity if one of the
company’s directors, or executive corporate officers
(“Directeur Général” or any “Directeur Général
Délégué”) is an owner, a general partner, manager,
director, general manager, member of the executive or
supervisory board of the other entity, as well as to
agreements in which one of the company’s directors,
executive corporate officers (“Directeur Général”or any
“Directeur Général Délégué”), shareholders holding
more than 10% of its voting rights or companies
controlling such shareholders has an indirect interest. If
the transaction has not been pre-approved by the board
of directors, then it can be nullified if it has prejudicial consequences for the company. If an agreement is not
then approved by the shareholders, then the interested
person may be held liable for any prejudicial
consequences for the company of the unapproved
transaction; such transaction will nevertheless remain
valid unless it is nullified in case of fraud. Aside from
the above rule, there are no specific provisions
prohibiting conflicted directors to participate or vote at
board meetings. However, as a general rule, directors
must act in the interest of the company.

Minimum number of directors
Under the Delaware General Corporation law, a
corporation must have at least one director and the
number of directors shall be fixed by or in the manner
provided in the bylaws (unless specified in the
certificate of incorporation of the corporation).

Under French law, a company organized as an SE must
have at least three directors. The number of directors is
defined by the Articles of Association. Pursuant to the
Articles of Association, the Board shall be composed of
directors between three and eighteen in number.

Delaware	France
Qualifications of directors
Under the Delaware General Corporation law, a corporation may prescribe qualifications for directors under its certificate of incorporation or bylaws.	French law does not impose any requirement in terms of qualifications of directors for a company whose shares are not listed on an EU-regulated market.
Notice of annual meetings
Under the Delaware General Corporation law, the
annual meeting of stockholders shall be held at such
place, on such date and at such time as may be
designated from time to time by the board of directors
or as provided in the certificate of incorporation or by
the bylaws.

Under French law and according to the Articles of
Association, the annual general meeting of shareholders
shall be held at such place, on such date and at such time
as may be decided from time to time by the Board of
Directors which in principle convenes the meeting and
as specified in the convening notice (avis de
convocation).

Shareholder proxy voting
Under the Delaware General Corporation law, at any
meeting of stockholders, a stockholder may designate
another person to act for such stockholder by proxy, but
no such proxy shall be voted or acted upon after three
years from its date, unless the proxy provides for a
longer period.

Under French law and according to the Articles of
Association, at any meeting of shareholders, a
shareholder may be represented by the intermediary
registered on its/his/her behalf; or assign a proxy to
another shareholder, to his/her spouse, or to the partner
with whom he/she has entered into a civil union (pacte
civil de solidarité); or vote by mail; or send a proxy to
the company without indicating an assignment, in
accordance with the conditions set forth by French law.
In this last case, unless otherwise indicated in the proxy,
proxies are deemed given to the chairman of the general
meeting of shareholders who will vote in favor of the
proposals of resolutions presented or approved by the
board of directors and against all the other proposals of
resolutions.

Delaware	France
Appraisal Rights
Under the Delaware General Corporation Law, a holder
of shares of any class or series has the right, in specified circumstances, to dissent from a merger, consolidation,
conversion, transfer, domestication or continuance by
demanding payment in cash for the stockholder’s shares
equal to the fair value of those shares, as determined by
the Delaware Court of Chancery in an action timely
brought by the corporation or a dissenting stockholder.
Delaware law grants these appraisal rights in the case of
mergers, consolidations, conversions, transfers,
domestications and continuances, but not in the case of
a sale or transfer of assets or a purchase of assets for
shares. Further, no appraisal rights are available for
shares of any class or series of stock, that is: (i) listed on a national securities exchange or (ii) held of record by
more than 2,000 holders, unless the agreement of
merger or consolidation requires the holders to accept
for their shares anything other than: shares of stock of
the surviving or resulting corporation, or of the
converted entity; shares of stock of another corporation
that are listed on a national securities exchange or held
of record by more than 2,000 holders; cash in lieu of
fractional shares described in the two preceding bullet
points; or any combination of the above. In addition,
appraisal rights are not available for shares of the
surviving corporation if the merger did not require the
vote of the stockholders of the surviving corporation.

French law does not provide for the payment of cash or
the grant of appraisal rights to dissenting shareholders,
except in case of an EU cross-border merger and/or
conversion (subject to certain requirements).

How to amend the articles of incorporation
Under the Delaware General Corporation law,
generally a corporation may amend its certificate of
incorporation if:
•its board of directors has adopted a resolution
setting forth the amendment proposed and
declared its advisability; and
•the amendment is adopted by the affirmative
votes of a majority (or such greater percentage
as may be specified by the corporation) of the
outstanding shares entitled to vote on the
amendment and a majority (or such greater
percentage as may be specified by the
corporation) of the outstanding shares of each
class or series of stock, if any, entitled to vote
on the amendment as a class or series.

Under French law and pursuant to the Articles of
Association, only the extraordinary general meeting of
shareholders may approve or ratify an amendment to the
articles of association.  The amendment is validly
adopted by the votes of a two thirds (2/3) majority.

Delaware	France
Proxy voting by directors
A director of a Delaware corporation may not issue a proxy representing the director’s voting rights as a director.
According to French law and the Articles of Association,
a director may grant another director a proxy to represent
him or her at a meeting of the board of directors.  No
director can hold more than one proxy at any meeting.

Delaware	France
Voting rights
Under the Delaware General Corporation Law, each
shareholder is entitled to one vote per share of stock,
unless the certificate of incorporation provides
otherwise.  In addition, the certificate of incorporation
may provide for cumulative voting at all elections of
directors of the corporation, or at elections held under
specified circumstances.  Either the certificate of
incorporation or the bylaws may specify the number of
shares or the amount of other securities that must be
represented at a meeting to constitute a quorum, but in
no event will a quorum consist of less than one-third of
the shares entitled to vote at a meeting, except that,
where a separate vote by a class or series or classes or
series is required, a quorum will consist of no less than
1/3 of the shares of such class or series or classes or
series.  Shareholders as of the record date for the
meeting are entitled to vote at the meeting, and the
board of directors may fix a record date that is no more
than 60 days nor less than 10 days before the date of the
meeting, and if no record date is set then the record date
is the close of business on the day next preceding the
day on which notice is given, or, if notice is waived, at
the close of business on the day next preceding the day
on which the meeting is held.  The determination of the
shareholders of record entitled to notice or to vote at a
meeting of shareholders shall apply to any adjournment
of the meeting, but the board of directors may fix a new
record date for the adjourned meeting.

Under French law and in general, each shareholder is
entitled to one vote per share at any general
shareholders’ meeting unless the Articles of Association
provide otherwise.  A general shareholders meeting is
held annually to, among other things, approve the annual
financial statements.  General shareholders’ meetings
(including annual meetings) can be ordinary and/or
extraordinary, depending upon the resolutions submitted
to the vote.
At an extraordinary general shareholders’ meeting
(which votes upon any proposal to change the Articles of
Association, including any change in the rights of
shareholders), the requisite majority is 2/3 of the votes
validly cast.
The quorum necessary for such a meeting to be validly
held on the date set by the first convening notice is 1/4
of the voting shares.  If this quorum is not reached, then
a second meeting is convened with an agenda identical
to the first meeting.  If the quorum at the second meeting
is not reached, then the second meeting can be
postponed to a date no later than two months after the
date on which the second meeting was convened.  The
quorum for such second or postponed meeting, as the
case may be, to be validly held is 1/5 of the voting
shares.
At an ordinary shareholders’ meeting (which votes upon
any proposal within the competence of a general
shareholders’ meeting other than an extraordinary
shareholders’ meeting, such as approval of annual
financial statements or appointment of directors), the
requisite majority is a simple majority (more than 50%)
of the votes validly cast.  The quorum necessary for such
a meeting to be validly held on the date set by the first
convening notice is 1/5 of the voting shares.  If this
quorum is not reached, then a second meeting is
convened with an agenda identical to the first meeting
and no quorum is required for such second meeting.
Special meetings would bring together the holders of
shares of a specified class (if any were to be created) to
vote on an amendment to the rights relating to the shares
of such class.  A majority at special meetings would be
2/3 of the votes validly cast.

Delaware	France

Except as otherwise provided in the meeting materials
made available to the shareholders whose shares are
registered on the U.S. Register, the  votes cast at the
shareholders’ meetings do not include votes attaching to
shares in respect of which the shareholder did not vote
or abstained or returned a blank or spoilt ballot paper
(save for blank proxies which are deemed granted to the
chairman of the meeting under French law).
The Articles of Association do not provide for
cumulative voting.  In accordance with the provisions of
the French Commercial Code applicable as of the date
hereof, the  right to participate in, and vote at, a
shareholders’ meeting is granted to all the shareholders
whose shares are fully paid up and for whom a right to
attend and vote at a shareholders’ meeting has been
established by registration of their shares in their names
or names of the authorized intermediary acting on their
behalf on the fifth business day prior to the shareholders’
meeting at 0:00 (zero hour) (Paris time) (the “French
Record Date”), either in the registered (“au nominatif”)
shares accounts held by the Company (or an agent acting
on its behalf) or in the bearer (“au porteur”) shares
accounts held by the authorized intermediary.
Shareholders holding shares registered on the U.S.
Register (which include all shares which are listed on the
NYSE, held through a DTC participant and shares
directly recorded in the name of shareholders with
Computershare) vote through the following process:
•their voting instructions are transmitted to the
Company via the French Intermediary, acting
as intermediary for the account of all
shareholders registered on the U.S. Register, in
accordance with articles L.  228-1 et seq.  of the
French Commercial Code;
•the French Record Date is set; only the
shareholders as of the French Record Date have
the right to participate in, and vote at, a
shareholders’ meeting;
•an additional record date is set for all
shareholders registered on the U.S. Register,
which date is generally on or about the 50th day
before the meeting, subject to approval by the
Board of Directors (the “U.S. Record Date”);
the meeting materials are mailed to the
shareholders whose shares are registered on the
U.S. Register as of the U.S. Record Date and
•the French Record Date, such voting
instructions will be invalidated or modified by
the Company, whichever is applicable, in
accordance with the relevant provisions of the
French Commercial Code.

Delaware	France

•shareholders who purchase shares between the
U.S. Record Date and the French Record Date
are entitled to participate in and vote at the
shareholders’ meeting as long as they continue
to be shareholders on the French Record Date.
Given the short time between the French
Record Date and the shareholders’ meeting
date, shareholders as of the French Record Date
who become shareholders subsequent to the
U.S. Record Date may not have received the
notices and information received by
shareholders holding shares registered on the
U.S. Register as of the U.S. Record Date.  To
the extent that shareholders as of the U.S.
Record Date have sent voting instructions and
sold or otherwise transferred their shares as of
the U.S. Record Date have sent voting
instructions and sold or otherwise transferred
their shares as of the French Record Date, such
voting instructions will be invalidated or
modified by the Company, whichever is
applicable, in accordance with the relevant
provisions of the French Commercial Code.

Delaware	France
Shareholder proposals
Delaware law does not provide shareholders an express
right to put any proposal before a meeting of
shareholders, but it provides that a corporation’s bylaws
may provide that if the corporation solicits proxies with
respect to the election of directors, it may be required to
include in its proxy solicitation materials one or more
individuals nominated by a shareholder.  In keeping
with common law, Delaware corporations generally
afford shareholders an opportunity to make proposals
and nominations; provided that they comply with the
notice provisions in the certificate of incorporation or
bylaws.

Pursuant to French law, the Board of Directors is
required to convene an annual ordinary general meeting
of shareholders for approval of the annual financial
statements.  This meeting must be held within six
months after the end of each prior fiscal year.
The Board of Directors may also convene an ordinary or
extraordinary meeting of shareholders upon proper
notice at any time during the year.  If the Board of
Directors fails to convene a shareholders’ meeting, then
the auditors may call the meeting.  In a bankruptcy, the
liquidator or court-appointed agent may also call a
shareholders’ meeting in some instances.  Any of the
following may request the court to appoint an agent to
convene a shareholders’ meeting (subject to establishing
that such request is in furtherance of the corporate
interest):
•one or several shareholders holding at least 5%
of the share capital; or
•any interested party or the worker’s committee
in cases of urgency.
Shareholders holding a majority of the capital or voting
rights after a public take-over bid or exchange offer or
the transfer of a controlling block of shares may also
convene a shareholders’ meeting.  In general,
shareholders can only take action at shareholders’
meetings on matters listed on the agenda for the
meeting.  As an exception to this rule, shareholders may
take action with respect to the dismissal and
appointment of directors, whether or not the resolution
was listed on the agenda for the meeting.

Delaware	France

Under French law, proposals of additional resolutions to
be submitted for approval by the shareholders at the
shareholders’ meeting may be submitted to the Board of
Directors within the legal time limit (which is no later
than 20 days from the publication of the convening
notice (avis de réunion) and no later than 25 days prior
to the date of the shareholders’ meeting) by one or
several shareholders holding a specified percentage of
shares. The convening notice (avis de réunion) must be
published in France with the BALO at least 35 days
before the date of the shareholders’ meeting and can be
consulted at https://www.journal-officiel.gouv.fr/balo/.
As the U.S. Record Date is generally on or about the
50th day before the shareholders’ meeting and the
meeting materials are mailed to the shareholders
registered on the U.S. Register shortly thereafter,
shareholders wishing to submit proposals of additional
resolutions should consider submitting them before
receiving the meeting materials, otherwise they may
have insufficient time for submission of any such
resolution. The percentage of shares required to be held
by one or several shareholders to be able to submit
proposals of additional resolutions depends on the
amount of the share capital of the Company; based on
the Company’s issued share capital of €2,936,397.68 as
of March 31, 2026, this percentage would be 2.88%.
Further disclosure regarding shareholder proposals and
the annual ordinary general meeting are set forth in the
Company’s annual proxy materials.

Action by written consent
Unless otherwise provided in the corporation’s
certificate of incorporation, any action required or
permitted to be taken at any annual or special meeting
of shareholders of a corporation may be taken without a
meeting, without prior notice and without a vote, if one
or more consents in writing, setting forth the action to
be so taken, are signed by the holders of outstanding
stock having not less than the minimum number of
votes that would be necessary to authorize or take such
action at a meeting at which all shares entitled to vote
thereon were present and voted.  Although permitted by
Delaware law, publicly listed companies do not
typically permit stockholders of a corporation to take
action by written consent.
Under French law, shareholders’ action by written consent is not permitted in a Societas Europaea.

Delaware	France
Shareholder suits
Under the Delaware General Corporation Law, a
shareholder may bring a derivative action on behalf of
the corporation to enforce the rights of the corporation.
An individual also may commence a class action suit on
behalf of himself and other similarly situated
shareholders where the requirements for maintaining a
class action under Delaware law have been met.  A
person may institute and maintain such a suit only if
that person was a shareholder at the time of the
transaction which is the subject of the suit.  In addition,
under Delaware case law, the plaintiff normally must be
a shareholder not only at the time of the transaction that
is the subject of the suit, but also throughout the
duration of the derivative suit.  Delaware law also
requires that the derivative plaintiff make a demand on
the directors of the corporation to assert the corporate
claim before the suit may be prosecuted by the
derivative plaintiff in court, unless such a demand
would be futile.

French law provides that a shareholder, or a group of
shareholders, may initiate a legal action to seek
indemnification from the CEO and/or the directors of a
company in the company’s interest if the company fails
to bring such legal action itself. If so, any damages
awarded by the court are paid to the company and any
legal fees relating to such action are borne by the
relevant shareholder or the group of shareholders. The
plaintiff must remain a shareholder throughout the
duration of the legal action. There is no other case under
French law where shareholders may initiate a derivative
action to enforce a right of a company.
A shareholder may alternatively or cumulatively bring
an individual legal action against the CEO and/or the
directors, provided that the shareholder has suffered
distinct damages from those suffered by the company. In
this case, any damages awarded by the court are paid to
the relevant shareholder.

Liability of Directors and Officers
Under the Delaware General Corporation Law, a
corporation’s certificate of incorporation may include a
provision eliminating or limiting the personal liability
of a director or officer to the corporation or its
stockholders for monetary damages for breach of
fiduciary duty as a director or officer. However, no
provision can limit or eliminate the liability of a director or officer for: (i) any breach of the duty of loyalty; (ii)
acts or omissions not in good faith or which involve
intentional misconduct or a knowing violation of law;
(iii) a director’s liability under § 174 of Title 8 (relating to willful or negligent payment of unlawful dividends or
unlawful stock purchases or redemptions); (iv) any
transaction from which the director or officer derived an
improper personal benefit; or (v) an officer’s liability in
any action by or in the right of the corporation.

To the extent permitted by French law, a company may
include a provision to limit the civil liability of a
director.  According to the Articles of Association,
directors shall be reimbursed under certain conditions
for (i) reasonable cost of conducting a defense against
claims based on acts or failure to act in the exercise of
their duties and (ii) any damages payable by them as a
result of an act or failure in the exercise of their duties.
However there shall be no entitlement to indemnity:
•if and to the extent the laws of France would
not permit such indemnification;
•if and to the extent a competent court has
established in a final and conclusive decision
that the act or failure to act of the current or
former member of the Board may be
characterized as willful (faute intentionnelle),
intentionally reckless (faute lourde) or falling
outside the exercise of its duties (faute
détachable); or
•if and to the extent the costs, damages or fines
payable by the current or former member of the
Board are covered by any liability insurance
and the insurer has paid out the costs, damages
or fines.

Delaware	France
Repurchase of shares
Under the Delaware General Corporation Law, a
corporation may purchase or redeem its own shares
unless the capital of the corporation is impaired or the
purchase or redemption would cause an impairment of
the capital of the corporation. A Delaware corporation
may, however, purchase or redeem out of capital any of
its preferred shares or, if no preferred shares are
outstanding, any of its own shares if such shares will be
retired upon acquisition and the capital of the
corporation will be reduced in accordance with
specified limitations.

Under French law, a private company (which the
Company is considered to be for French law purposes so
long as its shares are not listed on an EU-regulated
market) may not subscribe for newly issued shares in its
capital, but may, however, acquire its own shares, under
a shareholders’ authorization up to the 10% of the share
capital (effective for a period of up to 12 months), with a
view to allocating the repurchased shares:
•within one year of the repurchase, to employees
and corporate officers of the company and its
affiliates under a profit-sharing, free share or
share option plan or other share allocation;
•within two years of the repurchase, as payment
or in exchange for assets acquired by the
company in connection with a potential
acquisition, merger, demerger or contribution-
in-kind transaction, not to exceed 5% of the
share capital;
•within five years from the repurchase, to
shareholders willing to purchase the shares as
part of a sale process organized by the
company.
The repurchased shares not used for one of the above-
mentioned purposes and within the above-mentioned
timeframes are automatically cancelled.  As of the date
hereof, the Company has in place a shareholders’
authorization to the Board of Directors to purchase its
own shares.
Also, under French law, the Company may acquire its
own shares, without shareholders’ approval, with a view
to allocating the repurchased shares within one year of
the repurchase, to employees and corporate officers of
the company and its affiliates under a free share or share
option plan or other share allocation.
For the avoidance of doubt, any allocations of
repurchased shares to a profit-sharing, free share or
share option plan or other share allocation are subject to
applicable limits under the Constellium SE 2013 Equity
Incentive Plan (as amended from time to time, the
“Plan”).
In any case, the number of its own shares owned by the
Company and held in treasury cannot exceed 10% of a
total of the Company’s issued shares at any given time.
Treasury shares have no voting rights and are not
entitled to receive dividends.

Delaware	France

The Company may also acquire its own shares to reduce
its share capital; provided that such decision is not
driven by losses and that a purchase offer is made to all
shareholders on a pro rata basis, with the approval of the
shareholders at the extraordinary general meeting
determining the capital reduction.

Anti-takeover provisions
French law does not contain provisions restricting the ability to change the composition of the Board of Directors following a change of control.

Delaware	France
In addition to other aspects of Delaware law governing
fiduciary duties of directors during a potential takeover,
the Delaware General Corporation Law also contains a
business combination statute that protects Delaware
companies from hostile takeovers and from actions
following the takeover by prohibiting some
transactions once an acquirer has gained a significant
holding in the corporation.
Section 203 of the Delaware General Corporation Law
prohibits “business combinations,” including mergers,
sales and leases of assets, issuances of securities and
similar transactions by a corporation or a subsidiary
with an interested shareholder that beneficially owns
15% or more of a corporation’s voting stock (or which
is an affiliate or associate of the corporation and owned
15% or more of the corporation’s outstanding voting
stock within the past three years), within three years
after the person becomes an interested shareholder,
unless: the transaction that will cause the person to
become an interested shareholder is approved by the
board of directors of the target before the transaction;
after the completion of the transaction in which the
person becomes an interested shareholder, the
interested shareholder holds at least 85% of the voting
stock of the corporation not including shares owned by
persons who are directors and also officers of interested
shareholders and shares owned by specified employee
benefit plans; or after the person becomes an interested
shareholder, the business combination is approved by
the board of directors of the corporation and authorized
at an annual or special meeting of stockholders, and not
by written consent, by the affirmative vote of at least
66⅔% of the outstanding voting stock which is not
owned by the interested shareholder. A Delaware
corporation may elect not to be governed by Section
203 by a provision contained in the original certificate
of incorporation of the corporation or an amendment to
the certificate of incorporation or to the bylaws of the
company, which amendment must be approved by a
majority of the shares entitled to vote and may not be
further amended by the board of directors of the
corporation. An amendment adopted by stockholder
action to opt out of Section 203 is not effective until
twelve months after its adoption in certain cases, and
the election shall not apply to any business
combination with a person who became an interested
stockholder before the amendment’s effective date.

French law allows shareholders at general meetings to
delegate the authority to the Board of Directors to issue
shares or warrants to subscribe for shares, including
subsequent to the announcement of a takeover offer for
the Company, which may make it more difficult for a
shareholder to obtain a control position.

Delaware	France
Inspection of books and records
Under the Delaware General Corporation Law, any
shareholder may inspect for any proper purpose the
corporation’s stock ledger, a list of its shareholders and
its other books and records during the corporation’s
usual hours of business.

The board of directors must provide all required
information for the shareholders’ meeting.
Under French law, shareholders are entitled to review
and copy the list of the shareholders (name and address)
who hold their shares in nominative form during 15 days
prior to any shareholders’ meeting.

Removal of directors
Under the Delaware General Corporation Law, any
director or the entire board of directors may be
removed, with or without cause, by the holders of a
majority of the shares then entitled to vote at an election
of directors, except (a) unless the certificate of
incorporation provides otherwise, in the case of a
corporation whose board is classified, shareholders may
effect such removal only for cause, or (b) in the case of
a corporation having cumulative voting, if less than the
entire board is to be removed, no director may be
removed without cause if the votes cast against his
removal would be sufficient to elect him if then
cumulatively voted at an election of the entire board of
directors, or, if there are classes of directors, at an
election of the class of directors of which he is a part.

Under French law, directors may be removed from
office, with or without cause, at any shareholders’
meeting without notice or justification, by a simple
majority vote of shareholders.  Directors cannot be
suspended or removed by the board of directors.
Under French law, an employee director may be
removed from office only in case of a fault in the
performance of the directorship, by decision of the
president of a French court (Tribunal Judiciaire), at the
request of a majority of the directors.
An executive corporate officer appointed by the board of
directors (CEO (Directeur Général)) can have his or her
executive duties terminated at any time by the board of
directors.  If such executive corporate officer is also a
director, he or she will remain non-executive director as
his or her duties as a director can only be removed by a
shareholders’ meeting.

Preemptive rights
Under the Delaware General Corporation Law,
shareholders have no preemptive rights to subscribe to
additional issues of stock or to any security convertible
into such stock unless, and except to the extent that,
such rights are expressly provided for in the certificate
of incorporation.

Under French law, in case of issuance of additional
shares or other securities giving the right, immediately
or in the future, to new shares for cash or set-off against
cash debts, the existing shareholders have preferential
subscription rights to such  securities on a pro rata basis
unless such rights are waived by a two-thirds majority of
the votes held by the shareholders present, represented
by proxy or voting by mail at the extraordinary meeting
deciding or authorizing the capital increase.
If such rights are not waived by the extraordinary
general meeting, each shareholder may individually
exercise or assign its preferential rights, or may choose
not to exercise such rights. No such rights exist with
respect to treasury shares.

Delaware	France
Dividends
Under the Delaware General Corporation Law, a
Delaware corporation may, subject to any restrictions
contained in its certificate of incorporation, pay
dividends out of its surplus (the excess of net assets
over capital), or in case there is no surplus, out of its net profits for the fiscal year in which the dividend is
declared or the preceding fiscal year (provided that the
amount of the capital of the corporation is not less than
the aggregate amount of the capital represented by the
issued and outstanding stock of all classes having a
preference upon the distribution of assets).  In
determining the amount of surplus of a Delaware
corporation, the assets of the corporation, including
stock of subsidiaries owned by the corporation, must be
valued at their fair market value as determined by the
board of directors, without regard to their historical
book value.  Dividends may be paid in the form of
common stock, property or cash.

Our Board of Directors periodically explores the
potential adoption of a dividend program.  Any proposal
of our Board of Directors to declare and pay future
dividends to holders of our ordinary shares will be at the
discretion of our Board of Directors and will depend on
many factors, including our financial condition,
earnings, capital requirements, level of indebtedness,
statutory obligations, future prospects and contractual
restrictions applying to the payment of dividends and
other considerations that our Board of Directors
considers to be relevant. The Board of Directors has no
current intention to adopt a dividend program, and no
assurances can be made that any future dividends will be
paid on the ordinary shares.
Under French law, dividends are approved by the
shareholders at a shareholders’ meeting.  All
calculations to determine the amounts available for
dividends or other distributions will be based on our
statutory financial statements which are, as a holding
company, different from our consolidated financial
statements and which are prepared in accordance with
French generally accepted accounting principles
because the Company is a French company.  Dividends
may only be paid by a French Societas Europaea (an
SE), such as the Company, out of “distributable profits,”
plus any distributable reserves and “distributable
premium” that the shareholders decide to make available
for distribution, other than those reserves that are
specifically required by law to be maintained.
“Distributable profits” consist of the unconsolidated net
profits of the relevant company for each fiscal year, as
increased or reduced by any profit or loss carried
forward from prior years.

Delaware	France

“Distributable premium” refers to the contribution paid
by the shareholders in addition to the par value of their
shares for their subscription that the shareholders decide
to make available for distribution. The Board of
Directors may approve the distribution of interim
dividends before the approval by the shareholders of the
financial statements for the relevant fiscal year when the
interim balance sheet, established during or at the close
of such year and certified by the auditors, reflects that
the company has earned distributable profits since the
close of the previous fiscal year, after recognizing the
necessary depreciation and provisions and after
deducting prior losses, if any, and the sums to be
allocated to reserves, as required by French law and the
Articles of Association, and including any retained
earnings.  The amount of such interim dividends may
not exceed the amount of the profit so defined.
The distribution of interim dividends decided by the
Board of Directors must be ratified by the next
shareholders’ meeting.  In addition, restrictions
contained in agreements governing the Company’s
indebtedness may limit our ability to pay dividends on
the Company’s ordinary shares and the ability of the
Company’s subsidiaries to pay dividends to the
Company.  Future indebtedness that the Company may
incur may contain similar restrictions.
According to the Articles of Association, distributions
payable in cash are to be approved in euros and paid (i)
in euros for the holders of shares under the French
Register and (ii) in U.S. dollars for the holders of shares
under the U.S. Register.  For the purposes of the
payment of the dividend in dollars, the general
shareholders’ meeting or, as the case may be, our Board
of Directors, may set the reference date to be considered
for the euro/U.S. dollar exchange rate.
Dividends (if any) shall be paid within nine months after
the end of the fiscal year.  Cash dividends and other
distributions that have not been collected within five
years after the date on which they became due and
payable will revert to the French State.
French exchange control regulations currently do not
limit the amount of payments that we may remit to non-
residents of France. Laws and regulations concerning
foreign exchange controls do require, however, that all
payments or transfers of funds made by a French
resident to a non-resident be handled by an accredited
intermediary, who would be required to comply with
relevant laws in making such payments or transfers.

Delaware	France
Shareholder vote on certain reorganizations
Under the Delaware General Corporation Law, the vote
of a majority of the outstanding shares of capital stock
entitled to vote thereon generally is necessary to
approve a merger or consolidation or the sale of
substantially all of the assets of a corporation. The
Delaware General Corporation Law permits a
corporation to include in its certificate of incorporation
a provision requiring for any corporate action the vote
of a larger portion of the stock or of any class or series
of stock than would otherwise be required.
Under the Delaware General Corporation Law, no vote
of the shareholders of a surviving corporation to a
merger is needed; however, unless required by the
certificate of incorporation, if (a) the agreement of
merger does not amend in any respect the certificate of
incorporation of the surviving corporation, (b) the
shares of stock of the surviving corporation are not
changed in the merger and (c) the number of ordinary
shares of the surviving corporation into which any
other shares, securities or obligations to be issued in the
merger may be converted does not exceed 20% of the
surviving corporation’s common shares outstanding
immediately prior to the effective date of the merger. In
addition, shareholders may not be entitled to vote in
certain mergers with other corporations that own 90%
or more of the outstanding shares of each class of stock
of such corporation, but the shareholders will be
entitled to appraisal rights.

Generally, under French law, completion of a legal
merger (fusion), demerger (scission), dissolution, sale,
lease or exchange of all or substantially all of a
company’s assets, requires:
•the approval of the Board of Directors; and
•the approval by a two-thirds majority of the
votes held by the shareholders present,
represented by proxy or voting by mail at the
relevant meeting, or in the case of a legal
merger (fusion) with a non-EU company,
approval of all the shareholders of the
company.

Compensation of board of directors
Under the Delaware General Corporation Law, the
shareholders do not generally have the right to approve
the compensation policy for the board of directors or the
senior management of the corporation, although certain
aspects of the compensation policy may be subject to
shareholder vote due to the provisions of federal
securities and tax law, as well as stock exchange
requirements.

The board of directors determines the remuneration of
the executive director (i.e. the CEO (“Directeur
Général”) who may (but is not required to) be a
director). French law does not provide for any specific
rules on remuneration of executive directors for French
companies not listed on an EU-regulated market.
Executive directors may be granted free shares and stock
options of the Company.

Delaware	France

With respect to the remuneration of non-executive
directors, the ordinary shareholders’ meeting votes an
envelope for the aggregate amount of  fixed annual fees
to be allocated to directors for each year.  The board of
directors will then decide the allocation of these fees
among directors.  These fees include all cash
remunerations granted to directors in such capacity.  In
addition to the fixed amount of fees approved at the
shareholders meeting, the board of directors may grant
fees to the chairman of the board in such capacity, and
may also, exceptionally, grant additional fees to certain
directors in remuneration for separate, specific missions
or tasks assigned to them.  Non-executive directors are
not eligible to receive awards that are to be settled with
shares.  However, the board of directors may grant share-
settled awards (such as free shares or stock options) to
the chairman of the board in such capacity.

Action by written consent and quorum requirements at the board of directors
Under the Delaware General Corporation Law, a
majority of the total number of directors constitutes a
quorum unless the company’s certificate of
incorporation or bylaws require a greater number.
Unless the certificate of incorporation says otherwise,
the bylaws may provide that a number less than a
majority constitutes a quorum (but no less than 1/3 of
the total number of directors). The vote of the majority
of the directors present at a meeting at which a quorum
is present shall be the act of the board unless the
certificate of incorporation or bylaws require the vote
of a greater number.
Unless otherwise restricted by the certificate of
incorporation or bylaws, the board or any committee
may take any action without a meeting if all members
consent thereto in writing or by electronic transmission.

Following an amendment of the Articles of Association
adopted by the Company’s Annual General Meeting
held on May 15, 2025, all decisions of the Board of
Directors may be adopted in writing.
According to French law and the Articles of Association,
a director may grant to another director a proxy to
represent him or her at a meeting of the Board of
Directors. No director can hold more than one proxy at
any meeting.
According to French law and the Articles of Association,
for the Board’s deliberations to be valid, more than half
of the Board members must be present or represented or
have voted remotely or, as the case may be, have
participated to a written consultation. The Board of
Directors’ decisions (including by way of a written
consultation) shall be taken by a majority vote; if the
votes are tied, the chairman’s vote shall be decisive.

PLAN OF DISTRIBUTION
We may, from time to time, sell, transfer or otherwise dispose of ordinary shares or interests in ordinary shares on any stock exchange, market or trading facility on which the ordinary shares are traded or in private transactions.  These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.
The ordinary shares being offered by this prospectus may be sold:
•through agents;
•to or through one or more underwriters on a firm commitment or agency basis;
•through put or call option transactions relating to the ordinary shares;
•through broker-dealers (acting as agent or principal);
•directly to purchasers, through a specific bidding or auction process, on a negotiated basis or otherwise;
•through any other method permitted pursuant to applicable law; or
•through a combination of any such methods of sale.
At the time of any particular offer of the ordinary shares covered by this prospectus, a revised prospectus or prospectus supplement, if required, will be distributed which will set forth the aggregate amount of ordinary shares being offered and the terms of the offering, including the name or names of any underwriters, dealers, brokers or agents, any discounts, commissions, concessions and other items constituting compensation from us and any discounts, commissions or concessions allowed or reallowed or paid to dealers.  Such prospectus supplement, if required, and, if necessary, a post-effective amendment to the registration statement of which this prospectus is a part, will be filed with the SEC to reflect the disclosure of additional information with respect to the applicable distribution of the ordinary shares in any offering.  To comply with the laws of certain states, if applicable, the ordinary shares sold under this prospectus may only be sold through registered or licensed broker-dealers.  In addition, in some states the ordinary shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from registration or qualification requirements is available and is complied with.
Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.
The distribution of ordinary shares may be effected from time to time in one or more transactions, including block transactions and transactions on the NYSE or any other organized market where the ordinary shares may be traded.  The ordinary shares may be sold at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices.  The consideration may be cash or another form negotiated by the parties.  Agents, underwriters or broker-dealers may be paid compensation for offering and selling the ordinary shares.  That compensation may be in the form of discounts, concessions or commissions to be received from us or the purchasers of the ordinary shares.  Any dealers and agents participating in the distribution of the ordinary shares may be deemed to be underwriters, and compensation received by them on resale of the ordinary shares may be deemed to be underwriting discounts.  If any such dealers or agents were deemed to be underwriters, then they may be subject to statutory liabilities under the Securities Act of 1933, as amended (the “Securities Act”).
Agents may from time to time solicit offers to purchase the ordinary shares.  If required, we will name in the applicable prospectus supplement any agent involved in the offer or sale of the ordinary shares and set forth any compensation payable to the agent.  Unless otherwise indicated in a prospectus supplement, any agent will be acting on a best-efforts basis for the period of its appointment.  Any agent selling the ordinary shares covered by this prospectus may be deemed to be an underwriter, as that term is defined in the Securities Act, of the ordinary shares.
If underwriters are used in a sale, then ordinary shares will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale, or other contractual commitments.  In such an offering, ordinary shares may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters.  If an underwriter or underwriters are used in the sale of ordinary shares, then an underwriting agreement will be executed with the underwriter or underwriters with respect to the particular underwritten offering of ordinary shares and will set forth the terms of the transactions, including compensation of the underwriters and dealers and the public offering price, if applicable.  The prospectus and, if required, prospectus supplement will be used by the underwriters to resell the ordinary shares.
If a dealer is used in any sale of the ordinary shares, then we or an underwriter will sell the ordinary shares to the dealer, as principal.  The dealer may then resell the ordinary shares to the public at varying prices to be determined by the dealer at the time of resale.  To the extent required, we will set forth in a prospectus supplement the name of the dealer and the terms of the transactions.
We may directly solicit offers to purchase the ordinary shares and may make sales of ordinary shares directly to investors.  These persons may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the ordinary shares.  To the extent required, a prospectus supplement will describe the terms of any such sales, including the terms of any bidding or auction process, if used.
Agents, underwriters and dealers may be entitled under agreements which may be entered into with us to indemnification by us against specified liabilities, including liabilities incurred under the Securities Act, or to contribution by us to payments they may be required to make in respect of such liabilities.  If required, a prospectus supplement will describe the terms and conditions of the indemnification or contribution.  Some agents, underwriters or dealers, or their affiliates may be customers of, engage in transactions with or perform services for us or our subsidiaries.
Any person participating in the distribution of ordinary shares registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Exchange Act and the applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of any of our ordinary shares by that person.  Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our ordinary shares to engage in market-making activities with respect to our ordinary shares.
These restrictions may affect the marketability of our ordinary shares and the ability of any person or entity to engage in market-making activities with respect to our ordinary shares.
Any underwriters to whom offered ordinary shares are sold for public offering and sale may make a market in such offered ordinary shares, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice.
Any ordinary shares that qualify for sale pursuant to Rule 144 or another available exemption from registration under the Securities Act may be sold under Rule 144 such exemption rather than pursuant to this prospectus.
To the extent that we make sales to or through one or more underwriters or agents in at-the-market offerings, we will do so pursuant to the terms of a distribution agreement between us and the underwriters or agents.
If we engage in at-the-market sales pursuant to a distribution agreement, then we will sell our ordinary shares to or through one or more underwriters or agents, which may act on an agency basis or on a principal basis.  During the term of any such agreement, we may sell ordinary shares on a daily basis in exchange transactions or otherwise as we agree with the underwriters or agents.  The distribution agreement will provide that any ordinary shares sold will be sold at prices related to the then prevailing market prices for our ordinary shares.  Pursuant to the terms of the distribution agreement, we also may agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase, blocks of our ordinary shares.  The terms of any at-the-market offering and the applicable distribution agreement will be set forth in more detail in a prospectus supplement to this prospectus.
If any underwriter or agent acts as principal, or broker-dealer acts as underwriter, then it may engage in certain transactions that stabilize, maintain or otherwise affect the price of our ordinary shares.  We will describe any such activities in the prospectus supplement relating to the transaction.
We may enter into derivative transactions with third parties or sell ordinary shares not covered by this prospectus to third parties in privately negotiated transactions.  If the applicable prospectus supplement indicates, in connection with those derivatives, then such third parties (or affiliates of such third parties) may sell ordinary shares covered by this prospectus and the applicable prospectus supplement, including in short-sale transactions.  If so, such third parties (or affiliates of such third parties) may use ordinary shares pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of shares, and may use ordinary shares received from us in settlement of those derivatives to close out any related open borrowings of shares.  The third parties (or affiliates of such third parties) in such sale transactions will be underwriters and, if not identified in this prospectus, will be identified in a prospectus supplement (or a post-effective amendment), if required.
We may loan or pledge ordinary shares to a financial institution or other third party that in turn may sell or transfer the ordinary shares using this prospectus.  Such financial institution or third party may transfer its short position to investors in our ordinary shares or in connection with a simultaneous offering of other ordinary shares offered by this prospectus or in connection with a simultaneous offering of other ordinary shares offered by this prospectus.

LEGAL MATTERS
Unless otherwise specified in a prospectus supplement accompanying this prospectus, certain legal matters in connection with the offerings pursuant to this prospectus relating to U.S. law will be passed upon for us by Jones
Day.  The validity of the ordinary shares offered by this prospectus and other legal matters concerning offerings pursuant to this prospectus relating to French law will be passed upon for us by Darrois Villey Maillot Brochier
A.A.R.P.I., Paris, France.
EXPERTS
The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Annual Report on Internal Control over Financial
Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended
December 31, 2025 have been so incorporated in reliance on the report of PricewaterhouseCoopers Audit, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
ENFORCEMENT OF JUDGMENTS
The ability of our shareholders in certain countries other than France to bring an action against us may be limited under applicable law.  We are incorporated under the laws of France as a European company (Societas
Europaea) with a corporate seat in Paris, France.  Some of our executive officers and members of our board of directors, and a substantial number of our employees, are citizens or residents of countries other than the United
States.  All or a substantial portion of the assets of such persons and a substantial portion of our assets are located outside the United States.
Accordingly, it may be difficult for shareholders:
-to obtain jurisdiction over us or our non-U.S. resident officers and directors in U.S. courts in actions predicated on the civil liability provisions of the U.S. federal securities laws (or to effect service of process within the United States upon such persons);
-to enforce judgments obtained in such actions against us or our non-U.S. resident officers and directors; and
-to bring an original action in a French court to enforce liabilities based upon the U.S. federal securities laws against us or our non-U.S. resident officers or directors.
Nevertheless, a final judgment for the payment of money rendered by any federal or state court in the
United States based on civil liability, whether or not predicated solely upon the U.S. federal securities laws, would be recognized and enforced in France provided that a French judge considers that this judgment meets the French legal requirements concerning the recognition and the enforcement of foreign judgments and is capable of being immediately enforced in the United States. A French court is therefore likely to grant the enforcement of a foreign judgment without a review of the merits of the underlying claim, only if (1) the United States federal or state court has jurisdiction to render the foreign judgment under the French rules of private international law and (2) that judgment does not contravene French rules of international public policy (ordre public international) pertaining both to the merits and to the procedure of the case, including principles of due process (principe du contradictoire) and notably the right to a fair trial. The French court would also require that the U.S. judgment is not tainted with fraud and is not incompatible with an earlier judgment rendered or recognized by a French court in the same or related matter.
In addition, French law guarantees full compensation for the harm suffered but is limited to the actual damages, so that the victim does not suffer or benefit from the situation. Such system excludes damages such as, but not limited to, punitive and exemplary damages.

As a result, the enforcement, by U.S. investors, of any judgments obtained in U.S. courts in civil and commercial matters, including judgments under the U.S. federal securities law against us or members of our board of directors, officers or certain experts named herein who are residents of France or countries other than the United
States would be subject to the above conditions.
Finally, there may be doubt as to whether a French court would impose civil liability on us, the members of our board of directors, our officers or certain experts named herein in an original action predicated solely upon the
U.S. federal securities laws brought in a court of competent jurisdiction in France against us or such members, officers or experts, respectively.
A discovery process in connection with a judicial or administrative U.S. action filed in the United States could under certain circumstances be adversely affected by applicable laws which could restrict obtaining evidence directly from a person or entity located in France or from French persons (including in particular blocking statute
(French law No. 68-678 of July 26, 1968, as amended) and/or French and EU data protection rules (French law No.
78-17 of January 6, 1978 on data processing, data files and individual liberties, as modified by subsequent texts, as well as Regulation (EU) 2016/679 of April 27, 2016 also known as “General Data Protection Regulation”).

WHERE YOU CAN FIND ADDITIONAL INFORMATION
We have filed with the SEC a registration statement on Form S-3 under the Securities Act, with respect to the ordinary shares offered by this prospectus.  However, as is permitted by the rules and regulations of the SEC, this prospectus, which is part of our registration statement on Form S-3, omits certain non-material information, exhibits, schedules and undertakings set forth in the registration statement.  For further information about us and the ordinary shares offered by this prospectus please refer to the registration statement.
In addition, we file annual, quarterly and current reports, proxy statements and other information with the
SEC in accordance with the requirements of the Exchange Act. Any statement contained in this prospectus, any prospectus supplement or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in any later dated prospectus supplement or document incorporated by reference modifies or replaces that statement.
The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers, such as us, that file electronically with the SEC (http://www.sec.gov).  Information about us, including certain of the additional information described under “Incorporation of Certain Documents by
Reference,” is also available on the Investor Relations page of our website (https://www.constellium.com/).  This
URL and the SEC’s URL are intended to be inactive textual references only.  Such information on our or the SEC’s website is not a part of this prospectus.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
We “incorporate by reference” into this prospectus the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information in documents that we file later with the SEC will automatically update and supersede information contained in documents filed earlier with the SEC or contained in this prospectus. In other words, in the case of a conflict or inconsistency between information set forth in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in this prospectus unless the information incorporated by reference was filed after the date of this prospectus. We incorporate by reference:
•our Annual Report on Form 10-K for the fiscal year ended December 31, 2025;
•our Quarterly Report on Form 10-Q for the quarter ended March 31, 2026;
•our Current Reports on Form 8-K filed with the SEC on March 12, 2026 and May 21, 2026 (in each case, except for information contained therein which is furnished rather than filed);
•the portions of our Definitive Proxy Statement on Schedule 14A that are deemed “filed” with the
SEC under the Exchange Act; and
•the description of our ordinary shares found in Amendment No. 3 to Form 8-A, as filed with the
SEC on December 12, 2019 (Commission File No. 001-35931), under the heading “Description of
Securities to be Registered,” including Exhibit 4.1 to our Annual Report on Form 10-K for the
fiscal year ended December 31, 2025 and any subsequent amendment or any report filed for the purpose of updating such description.
To the extent that any information contained in any Current Report on Form 8-K, or any exhibit thereto, was furnished to, rather than filed with, the SEC, such information or exhibit is specifically not incorporated by reference in this prospectus unless specifically stated otherwise.
We also incorporate by reference any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, until we sell all of the securities we are offering with this prospectus.
Certain statements in and portions of this prospectus update and replace information in the above-listed documents incorporated by reference.  Likewise, statements in or portions of a future document incorporated by reference in this prospectus may update and replace statements in and portions of this prospectus or the above-listed documents.  We will provide you without charge, upon your written or oral request to Investor Relations by phone at
+1 (443) 988-0600 or e-mail at investor-relations@constellium.com, or by mail at the address below, a copy of any of the documents incorporated by reference in this prospectus, other than exhibits to such documents, which are not specifically incorporated by reference into such documents.
Constellium SE
Washington Plaza, 40-44 rue Washington, 75008 Paris, France
Attention: External Communications
or
Constellium
300 East Lombard Street, Suite 1710, Baltimore, MD 21202 United States
Attention: Investor Relations

PART II
INFORMATION NOT REQUIRED IN THE PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution
The following are the estimated expenses to be incurred in connection with the distribution of the securities registered under this registration statement, which will be paid by us. All amounts shown are estimates except the
SEC registration fee.

SEC Registration Fee	*
Legal Fees and Expenses	**
Accounting Fees and Expenses	**
Miscellaneous	**
Total	*

*	In accordance with Rules 456(b) and 457(r), we are deferring payment of all of the registration fee required in connection with this registration statement.
**
The foregoing sets forth the general categories of expenses (other than underwriting discounts and commissions) that we anticipate we will incur in connection with the offering of ordinary shares under this registration statement. Information regarding estimated expenses of issuance and distribution will be provided at the time information as to such offering is included in a prospectus supplement..

Item 15.  Indemnification of Directors and Officers
The Articles of Association provide that the members and former members of the board of directors shall be reimbursed for:
•reasonable cost of conducting a defense against claims, including claims by the Company (other than such claims for which such members or former members of the board of directors have been declared responsible for by a final court decision), based on acts or failures to act in the exercise of their duties or any other duties currently or previously performed by them at our request; and
•any damages payable by them as a result of an act or failure to act in the exercise of their duties or any other duties currently or previously performed by them at our request.
There shall be no entitlement to indemnity:
•if and to the extent the laws of France would not permit such indemnification;
•if and to the extent a competent court has established in a final and conclusive decision that the act or failure to act of the current or former member of the board of directors may be characterized as willful (faute intentionnelle), intentionally reckless (faute lourde) or falling outside the exercise of its duties (faute détachable); or
•if and to the extent the costs, damages or fines payable by the current or former member of the board of directors are covered by any liability insurance and the insurer has paid out the costs, damages or fines.
Except if the claim is instituted by the Company itself, the relevant current or former member of the board of directors is required to  follow the Company’s instructions relating to the manner of his or her defense and consult with the Company in advance about the manner of such defense.  In addition, the person concerned may not: (i)
acknowledge any personal liability, (ii) waive any defense, or (iii) agree on a settlement, without the Company’s prior written consent.  The Company may take out liability insurance for the benefit of current or former members of the board of directors.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that, in the opinion of the Commission, indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 16.  Exhibits

Exhibit No.	Description
1.1	Form of Underwriting Agreement*
3.1	Articles of Association of Constellium SE, dated May 15, 2025 (incorporated by reference to Exhibit 3.1 of Constellium SE’s Form 10-Q filed on July 31, 2025, File No. 001-35931)
5.1	Opinion of Darrois Villey Maillot Brochier A.A.R.P.I., French counsel to Constellium SE, as to the validity of the ordinary shares
23.1	Consent of PricewaterhouseCoopers Audit, Independent Registered Public Accounting Firm
23.2	Form of Consent of Darrois Villey Maillot Brochier A.A.R.P.I. (included in Exhibit 5.1)
24.1	Powers of Attorney (included on signature page to the registration statement)
107	Calculation of Filing Fee Table
*To be filed, if necessary, as an exhibit to a post-effective amendment to this registration statement or as an exhibit to a Form
8-K to be filed by the registrant in connection with a specific offering, and incorporated herein by reference.
Item 17.  Undertakings
(a) The undersigned registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)to include any prospectus required by Section 10(a)(3) of the Securities Act of
1933, as amended;
(ii)to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof)
which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered)
and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” in the effective registration statement; and
(iii)to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (a)(1)(i), (ii), and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the U.S.
Securities Exchange Act of 1934, as amended, that are incorporated by reference in this registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2) That, for the purpose of determining any liability under the Securities Act, each such post-
effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4) That, for the purpose of determining any liability under the Securities Act to any purchaser:
(i)Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii)Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7)
as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5) That, for the purpose of determining liability of a registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv)Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the
Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the
Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Paris, France, on June 24,
2026.
Constellium SE
By: /s/ Ingrid Joerg
Name: Ingrid Joerg
Title: Chief Executive Officer and Director
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned hereby constitute and appoint
Ingrid Joerg, Jack Guo, and Stephen Walters, and, each of them, individually, in each case as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead in any and all capacities, in connection with this registration statement, including to sign in the name and on behalf of the undersigned, this registration statement and any and all amendments thereto, including post-
effective amendments and registration statements filed pursuant to Rule 462 under the U.S. Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or her substitute, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Ingrid Joerg	Chief Executive Officer and Director	6/24/2026
Ingrid Joerg	(Principal Executive Officer)

/s/ Jack Guo	Executive Vice President and	6/24/2026
Jack Guo	Chief Financial Officer
(Principal Financial and Accounting Officer)

/s/ Jean-Christophe Deslarzes	Chairman	6/24/2026
Jean-Christophe Deslarzes

/s/ John Ormerod	Director	6/24/2026
John Ormerod

/s/ Lori A. Walker	Director	6/24/2026
Lori A. Walker

/s/ Martha Brooks	Director	6/24/2026
Martha Brooks

/s/ Isabelle Boccon-Gibod	Director	6/24/2026
Isabelle Boccon-Gibod

/s/ Jean-Philippe Puig	Director	6/24/2026
Jean-Philippe Puig

/s/ Jean-Francois Verdier	Employee Director	6/24/2026
Jean-François Verdier

/s/ Wiebke Weiler	Employee Director	6/24/2026
Wiebke Weiler

/s/ Emmanuel Blot	Director	6/24/2026
Emmanuel Blot

/s/ Bradley Soultz	Director	6/24/2026
Bradley Soultz

AUTHORIZED REPRESENTATIVE
Pursuant to the requirements of Section 6(a) of the Securities Act, the undersigned has caused this registration statement to be signed solely in the capacity as the duly authorized representative of Constellium SE in the United States on June 24, 2026.
Constellium US Holdings I, LLC
By: /s/ Jack Guo
Name: Jack Guo
Title:  President